UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  September 29, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

General Moly, Inc. (the “Company”) and Amer International Group Co., Ltd. (“Amer”) entered into a Third Amendment dated effective September 30, 2017 (the “Third Amendment”) to the Investment and Securities Purchase Agreement dated April 17, 2015, as amended by the First Amendment dated November 2, 2015 and the Second Amendment dated August 7, 2017 (the “Purchase Agreement”).  The Third Amendment extends the date to close Tranche 2 of Amer’s investment under the Purchase Agreement to October 16, 2017, approximately two weeks from the previous closing date of September 30, 2017.  The extension relates to unanticipated process delays.  All other provisions of the Purchase Agreement remain unchanged.

On September 29, 2017, the Company issued a press release announcing the extension of the Tranche 2 Closing, a copy of which is attached hereto at Exhibit 99.1.

Item 8.01                                           Financial Statements and Exhibits

On September 29, 2017, the Company issued a press release announcing the Nevada Supreme Court issued its Opinion affirming the Nevada District Court’s March 2016 Order which vacated the water permits for the Mt. Hope Project.  The Company plans to move forward with the Nevada State Engineer on new water applications. A copy of the press release is attached hereto at Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d)                                           Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Investment and Securities Purchase Agreement dated September 30, 2017, between General Moly, Inc. and Amer International Group Co., Ltd.
99.1	Press Release of General Moly, Inc. dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 2, 2017	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer